 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              January 15, 2015

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 S. Jones Boulevard, #169, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 503-4299

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Telesecurity Sciences, Inc.

Summary

On January 15, 2015, Homeland Resources Ltd. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Telesecurity Sciences, Inc. (“TSS”), under which Homeland agreed to purchase $7,500,000 of TSS’s common stock and was granted a warrant to purchase an additional $7,500,000 of TSS common stock.  Upon completion of its stock purchases, including exercise of the warrants, Homeland will own 50% of the capital stock of TSS.  In addition, upon completion of the stock purchases, it is the intention of the parties that TSS and Homeland enter into a business combination transaction which would result in a combination of the two companies with Homeland’s shareholders owning 50% of the capital stock of the combined companies.  TSS is a Delaware corporation, based in Nevada, engaged in the development of advanced imaging systems and devices for both the medical and security fields.

Letter Agreement

Under the terms of the Letter Agreement which is scheduled to close on February 15, 2015, the Company will purchase 743,373 shares of the common stock of TSS (representing approximately 25% of TSS’s outstanding common stock) and a warrant (the “A” Warrant) to purchase an additional 743,373 shares of common stock of TSS (approximately 25%).  Of the shares to be acquired, 99,116 shares will be fully paid with the payment of $1,000,000 in cash at the closing and 644,257 (the “Partially Paid Shares”) will be partially paid for at closing.  The Company will pay for the Partially Paid Shares by making 20 payments of $300,000 per month commencing April 15, 2015 and a final payment of $500,000 on December 15, 2016.  A proportionate amount of the Partially Paid Shares will become fully paid with each payment.

The “A” Warrant will be exercisable until January 15, 2017.  Exercise of the “A” Warrant will be subject to the purchase price for the Partially Paid Shares being fully paid.  The Company will exercise the “A” Warrant by paying $2,000,000 in cash to TSS, together with a $5,500,000 secured promissory note (the “Promissory Note”) bearing interest at 5% per annum and payable in 11 monthly installments of $500,000 plus accrued interest.

At the Closing, the Company will also acquire an additional warrant (the “B” Warrant) entitling it to purchase a number of shares of common stock of TSS equal to 50% of the amount of shares issued by TSS to third parties prior to a business combination with the Company as a result of the exercise of stock options or warrants of TSS (other than the warrants issued to the Company).  The purpose of the “B” Warrant is to protect the Company from dilution accruing from the exercises of outstanding options and warrants of TSS prior to a business combination between the parties.  The exercise price of the “B” Warrant will be equal to 50% of the aggregate exercise price paid to TSS by third parties exercising options or warrants.  Exercise of the “B” Warrant will be subject to the purchase price for the Partially Paid Shares being fully paid, and the “A” Warrant being exercised and the Promissory Note being fully paid.

Business Combination

Upon the purchase price for the Partially Paid Shares being fully paid, the “A” Warrant being exercised and the Promissory Note being fully paid, the Company and TSS have agreed to use the best efforts to enter into and cause their respective shareholders to approve a business combination between the parties (the “Business Combination”) on terms (without taking into account shares issuable on exercise of options and warrants outstanding) that would result in an entity (the “Resulting Entity”) being owned 50% by the Company’s shareholders and 50% by TSS shareholders.  During the first year following the Business Combination, TSS shall be entitled to nominate three of the Resulting Entity’s five directors and Douglas P. Boyd, the Chief Executive Officer of TSS would be appointed to as the Chairman of the Board and Chief Executive Officer of the Resulting Entity.

Exclusivity to Homeland

As long as the Company is in good standing under the Letter Agreement, TSS will not, without consent of the Company, solicit or entertain equity financing offers from any other person and shall refer such financing offers to the Company.

Security and Voting Provisions

Under the terms of the Letter Agreement, TSS will have a first priority security interest in the Partially Paid Shares.  As the Partially Paid Shares are fully paid, they will cease to be subject to the security interest.

Upon exercise of the “A” Warrant by the Company, the Company will enter into a Pledge Agreement granting TSS a security interest in the shares issued on exercise of the “A” Warrant where the exercise price is paid with the Promissory Note.  As the Promissory Note is paid, a proportionate amount of the shares will be released from the Pledge Agreement.

The parties have agreed that prior to completion of the Business Combination, the voting rights of Homeland in TSS will be as follows:

a)	Homeland will grant a proxy to TSS to vote any Partially Paid Shares until they are fully paid; and

b)	Notwithstanding its total share ownership, Homeland shall not vote shares it holds in excess of 25% of TSS’ outstanding common stock and will grant a proxy to TSS to vote such shares.

The foregoing is a summary only of the Letter Agreement.  The complete agreement and supplementary documents are attached as an exhibit to this Current Report on Form 8-K.

The Company’s ability to complete the transactions contemplated by the Letter Agreement is subject to the Company obtaining financing.  There is no assurance that such financing will be available to the Company or that the purchase of shares pursuant to the Letter Agreement will close, the Company will pay in full the Partially Paid Shares, the Company will exercise the “A” or “B” Warrants, or if the Company exercises the “A” Warrant, it will complete payment of the warrant exercise price, including thereafter payment of the Promissory Note.  In the event the Company fails to perform any of its agreements with TSS, including its obligations to purchase and pay for TSS shares, TSS may terminate any future rights of the Company under the Letter Agreement and pursue its legal remedies to recover the unpaid purchase price of any Partially Paid Shares.

In addition, even if the Company acquires 50% of the outstanding common stock of TSS, there is no assurance that it will complete the Business Combination, which is subject to customary terms and conditions including corporate and shareholder approvals and completion of regulatory filings.

About TSS

TSS develops advanced imaging solutions for medical and security imaging devices and systems.  TSS is developing unique medical imaging devices for image guided cancer therapy, low-cost, low-dose CT for office screening procedures, and for non-invasive imaging of the heart and coronary arteries.  TSS airport security products include automated threat recognition algorithms for cargo, whole body and checkpoint imaging systems including liquid detection as well as electronic unpacking software for CT baggage scanners.  The TSS product line includes a common workstation that exploits the emerging DICOS standard for seamless connection to all security imaging systems.

Proceeds from the sale of shares to the Company will be used by TSS for the initial phases of development of medical applications of its products, including its proposed TumorTrak and Low Dose CT Scanners.  In addition, TSS may use the proceeds from the sale of the shares for the development of security or other applications with the Company’s approval.

TSS Management and Board of Directors

TSS management and members of its Board of Directors (the “Board”) have distinguished and successful backgrounds in scanning technology.  They have been involved in founding a number of successful imaging businesses, including Invision, Imatron, Analogic, Neurologica, Hinnovation, Terarecon, Techniscan, BSD Medical, and Photo Diagnostic Systems.

TSS’s Chief Executive Officer is Douglas P. Boyd, Ph.D.  Dr. Boyd is an internationally recognized CT expert, in both medical and security fields.  He pioneered the development of fan-beam CT technology, Xenon detector arrays and electron beam tomography (EBT) scanners.  He was a founder, Chairman and CEO of Imatron, the producer of EBT scanners, which was acquired by General Electric Healthcare.  He was also a founder of InVision Technologies, a developer of airport explosive detection systems (EDS) which was also acquired by General Electric.

Other key executives of TSS include Dr. Samuel M. Song, Dr. Hui Hu and Brian Chard.  Dr. Song has over twenty-five years of industrial and academic research and development experience in imaging and image processing systems.  Dr. Hu, Chairman of the Board, has over twenty years of experience in the medical imaging industry.  Mr. Chard, a Qualified Accountant, is the Chief Financial Officer and Secretary of TSS.

In addition to Dr. Boyd and Dr. Hu, the other directors of TSS are:

Bernard M. Gordon M.S.  Mr. Gordon is a distinguished businessman and renowned inventor and expert in imaging technology. Mr. Gordon received B.S. and M.S. degrees in Electrical Engineering from the Massachusetts Institute of Technology and has been awarded several honorary degrees in Engineering and Science.  He has founded a number of innovative businesses and many have grown into substantial corporations including Neurologica Corporation, which he co-founded and serves as its President, and Analogic Corporation, which he founded and served as its C.E.O. and President. More recently he founded Photo Diagnostic Systems Inc., a leading company in the PET imaging market and a partner with TSS in the development of new CT scanning equipment.

Sean Costelloe.  Mr. Costelloe is a U.K. resident.  He is principally engaged in owning and managing specialist nursing homes in the U.K.  He has been an underwriting member of Lloyds of London since 1984.

Eric S. Galler, Esq.  Mr. Geller is the President and a Director of Global Secure Corp., a significant shareholder of TSS.  In addition, he is a founder of Novus Applications, a leading provider of integrated web and mobile device applications that serve as personal media channels being used by musicians, athletes, entertainers and other prominent persons to create direct revenues from their digital personae.  Mr. Galler is also an attorney, who practices in Washington, D.C.

TSS Products

TSS Medical Imaging Products

TSS has the following medical imaging products under development:

  a unique multi-source X-ray tube based on eBeam technology for real-time tracking of tumor motion during radiation therapy.
  new software and technical approaches that are expected to lead to a new type of low-dose, multi-detector CT scanner that will be at a cost point that permits the use of computerized tomography imaging in the physician’s office as part of routine screening procedures.
  A 2nd generation electron beam CT scanner based on the technology developed for TSS’s Image Guided Radiotherapy product and the Low-cost, low-dose CT scanner product.

TSS Security Imaging Products

The following security imaging products are currently being offered by TSS:

  a common workstation used by security screeners, supervisors, and other personnel which is designed to work with all imaging security equipment.
  software using conventional CT imaging to provide 3D imaging of bags under review by security screeners, allowing the screener to virtually unpack bags, by virtually removing items from the bag.
  advanced scanner independent automated target recognition software tailored to work with cargo, baggage, and AIT.
  liquid detection software which automatically analyzes liquids that are run through the X-ray system, and provides an accurate categorization of the liquid in the container.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results may differ materially from those included in the forward-looking statements.  The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated January 15, 2015 between the Company and Telesecurity Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.

Date: January 19, 2015	By:	/s/ David St. James
David St. James,
Secretary and Treasurer